    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 30, 1997

                                                      REGISTRATION NO. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                                    FORM S-3

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                             ---------------------

         PROTECTIVE LIFE CORPORATION                      DELAWARE                        95-2492236
(Exact name of registrant as specified in its                                   (I.R.S. Employer Identification
                  charter)                     (State or other jurisdiction of               No.)
                                               incorporation or organization)

               2801 HIGHWAY 280 SOUTH, BIRMINGHAM, ALABAMA 35223
                                 (205) 879-9230
    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                           C/O DEBORAH J. LONG, ESQ.
              SENIOR VICE PRESIDENT, SECRETARY AND GENERAL COUNSEL
                          PROTECTIVE LIFE CORPORATION
                             2801 HIGHWAY 280 SOUTH
                           BIRMINGHAM, ALABAMA 35223
                                 (205) 879-9230
    (Name, address, including zip code, and telephone number, including area code, of agent for service)
                         ------------------------------
                                   COPIES TO:
                             MICHAEL W. BLAIR, ESQ.
                              DEBEVOISE & PLIMPTON
                                875 THIRD AVENUE
                            NEW YORK, NEW YORK 10022
                           --------------------------

    Approximate date of commencement of proposed sale to the public: From time to time as determined by market conditions, after the effective date of this registration statement.

    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. /X/

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

                        CALCULATION OF REGISTRATION FEE

                                                                                            PROPOSED MAXIMUM       AMOUNT OF
                       TITLE OF EACH CLASS OF                              AMOUNT TO           AGGREGATE        REGISTRATION FEE
                     SECURITIES TO BE REGISTERED                         BE REGISTERED       OFFERING PRICE           (2)
Protective Life Corporation Common Stock (1).........................     $160,000,000        $160,000,000          $48,485

(1) Includes rights to purchase Series A Junior Participating Cumulative Preferred Stock of Protective Life Corporation. Prior to the occurrence of certain events, the rights will not be exercisable or evidenced separately from the Protective Life Corporation Common Stock.

(2) The registration fee has been calculated on the basis of the maximum offering price of all securities listed in accordance with Rule 457(0) under the Securities Act of 1933.

    THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                 SUBJECT TO COMPLETION, DATED OCTOBER 30, 1997
INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

PROSPECTUS

                          PROTECTIVE LIFE CORPORATION

                                  COMMON STOCK

                            ------------------------

    Protective Life Corporation, a Delaware corporation ("Protective Life" or the "Company"), may from time to time offer shares of its common stock, par value $.50 per share ("Common Stock"), in amounts, at prices and on terms to be determined at the time or times of offering. The aggregate initial offering price of the Common Stock in respect of which this Prospectus is being delivered will not exceed U.S. $160,000,000.

    Specific terms of the particular offering of Common Stock in respect of which this Prospectus is being delivered will be set forth in an accompanying Prospectus Supplement (the "Prospectus Supplement"), which will describe, without limitation and where applicable, the number of shares offered, the methods of distribution and the public offering or purchase price. Protective Life's Common Stock is listed on the New York Stock Exchange under the trading symbol "PL". Any Common Stock sold pursuant to a Prospectus Supplement will be listed on such exchange, subject to official notice of issuance.

    The Common Stock may be sold to or through underwriters, through dealers or agents or directly to purchasers. See "Plan of Distribution". The names of any underwriters, dealers or agents involved in the sale of the Common Stock in respect of which this Prospectus is being delivered and any applicable fee, commission or discount arrangements with them will be set forth in a Prospectus Supplement.

    This Prospectus may not be used to consummate sales of Common Stock unless accompanied by a Prospectus Supplement.

                            ------------------------

    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
       AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS
         THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
            COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
     PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                           --------------------------

                  THE DATE OF THIS PROSPECTUS IS       , 1997.

    No person has been authorized to give any information or to make any representations other than those contained in this Prospectus, any accompanying Prospectus Supplement or the documents incorporated or deemed incorporated by reference herein, and any information or representations not contained herein or therein must not be relied upon as having been authorized by Protective Life or by any agent, dealer or underwriter. This Prospectus and any accompanying Prospectus Supplement do not constitute an offer to sell or a solicitation of an offer to buy the securities in any circumstances in which such offer or solicitation is unlawful. The delivery of this Prospectus or any Prospectus Supplement at any time does not imply that the information herein or therein is correct as of any time subsequent to the date of such information.

                             AVAILABLE INFORMATION

    Protective Life is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information can be inspected and copied at the public reference facilities of the Commission at Room 1024, 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549 and at the regional offices of the Commission located at 7 World Trade Center, 13th Floor, Suite 1300, New York, New York 10048 and Suite 1400, Citicorp Center, 14th Floor, 500 West Madison Street, Chicago, Illinois 60661. Copies of such material can also be obtained at prescribed rates by writing to the Public Reference Section of the Commission at 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549. In addition, such reports, proxy statements and other information concerning Protective Life can be inspected at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005. The Commission maintains an Internet Website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of the Commission's site is http://www.sec.gov.

    This Prospectus constitutes a part of a registration statement on Form S-3 (together with all amendments and exhibits, the "Registration Statement") filed by Protective Life with the Commission under the Securities Act of 1933, as amended (the "Securities Act"). This Prospectus does not contain all the information set forth in the Registration Statement, certain portions of which have been omitted as permitted by the rules and regulations of the Commission. For further information with respect to Protective Life and the Common Stock, reference is made to the Registration Statement. The Registration Statement may be inspected by anyone without charge at the principal office of the Commission in Washington, D.C. and copies of all or part of it may be obtained from the Commission upon payment of the prescribed fees.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

    Protective Life's Quarterly reports on Form 10-Q for the three and six month periods ended March 31 and June 30, 1997, respectively, Annual Report on Form 10-K for the year ended December 31, 1996, and Current Reports on Form 8-K dated October 23, 1997, June 23, 1997, April 23, 1997 and February 11, 1997, as filed with the Commission pursuant to the Exchange Act (File No. 1-12332), and the description of Protective Life's Common Stock contained in its Registration Statement on Form 10 filed pursuant to Section 12 of the Exchange Act on September 4, 1981, as amended by an amendment thereto filed on Form 8 on October 27, 1981 and the description of Protective Life's Rights to Purchase Series A Junior Participating Cumulative Preferred Stock contained in its Form 8-A filed on August 7, 1995 including any amendment or report filed for the purpose of updating such descriptions prior to the termination of the offering, are incorporated herein by reference.

    Each document or report subsequently filed by Protective Life pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date hereof and prior to the termination of the offering described herein shall be deemed to be incorporated by reference into this Prospectus and to be a part of this

Prospectus from the date of filing of such document. Any statement contained herein, or in a document all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of the Registration Statement and this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of the Registration Statement or this Prospectus.

    Protective Life will provide without charge to any person to whom this Prospectus is delivered, on the written or oral request of such person, a copy of any or all of the foregoing documents incorporated by reference, other than certain exhibits to such documents. Requests should be directed to: Stockholder Relations, Protective Life Corporation, P.O. Box 2606, Birmingham, Alabama 35202 (telephone: (205) 868-3573; facsimile (205) 868-3541).

                          PROTECTIVE LIFE CORPORATION

    Protective Life, a Delaware corporation incorporated in 1981, is an insurance holding company that, through its subsidiary life insurance companies, produces, distributes and services a diverse array of insurance and investment products. Protective Life markets individual life insurance, dental insurance, group life, credit life and disability insurance, guaranteed investment contracts and annuities throughout the United States. The Company also maintains a separate line of business devoted exclusively to the acquisition of insurance policies from other companies and participates in a joint venture which owns a life insurance company in Hong Kong. Protective Life Insurance Company ("Protective Life Insurance"), founded in 1907, is Protective Life's principal operating subsidiary. Protective Life's principal executive offices are located at 2801 Highway 280 South, Birmingham, Alabama 35223, and its telephone number is (205) 879-9230.

    Protective Life's ability to pay principal and interest on any debt securities or dividends on any preferred stock or Common Stock is affected by the ability of its insurance company subsidiaries, Protective Life's principal sources of cash flow, to declare and distribute dividends and to make payments on surplus notes (i.e., deeply subordinated intercompany notes owed by insurance company subsidiaries to Protective Life that are treated as equity capital of such insurance company subsidiaries for statutory accounting purposes), both of which may be limited by regulatory restrictions and, in the case of payments on surplus notes, by certain financial covenants. Protective Life's cash flow is also dependent on revenues from investment, data processing, legal and management services rendered to its subsidiaries. Insurance company subsidiaries of Protective Life are subject to various state statutory and regulatory restrictions, applicable to insurance companies generally, that limit the amount of cash dividends, loans and advances that those subsidiaries may pay to Protective Life. Under Tennessee insurance laws, Protective Life Insurance generally may pay dividends to Protective Life only out of its unassigned surplus as reflected in its statutory financial statements filed in that State. In addition, the Tennessee Commissioner of Insurance must approve (or not disapprove within 30 days of notice) payment of an "extraordinary" dividend from Protective Life Insurance, which generally under Tennessee insurance laws is a dividend that exceeds, together with all dividends paid by Protective Life Insurance within the previous 12 months, the greater of (i) 10% of Protective Life Insurance's surplus as regards policyholders at the preceding December 31 or (ii) the net gain from operations of Protective Life Insurance for the 12 months ended on such December 31. No assurance can be given that more stringent restrictions will not be adopted from time to time by states in which Protective Life's insurance subsidiaries are domiciled, which restrictions could have the effect, under certain circumstances, of significantly reducing dividends or other amounts payable to Protective Life by such subsidiaries without affirmative prior approval by state insurance regulatory authorities.

    In the event of the insolvency, liquidation, reorganization, dissolution or other winding-up of an insurance subsidiary of Protective Life, all creditors of such subsidiary, including holders of life and health insurance policies, would be entitled to payment in full out of the assets of such subsidiary before Protective Life, as shareholder or holder of surplus notes, would be entitled to any payment, and thus such creditors would have to be paid in full before the creditors of Protective Life (including holders of Debt Securities) would be entitled to receive any payment from the assets of such subsidiary.

                                USE OF PROCEEDS

    Except as otherwise described in the applicable Prospectus Supplement, the proceeds from the sale of any Common Stock will be used for general corporate purposes. Pending such use, the proceeds may be invested temporarily in short-term marketable securities. A more detailed description of the use of proceeds of any specific offering of Common Stock shall be set forth in the Prospectus Supplement pertaining to such offering.

                DESCRIPTION OF CAPITAL STOCK OF PROTECTIVE LIFE

AUTHORIZED AND OUTSTANDING CAPITAL STOCK

    The authorized capital stock of Protective Life is 84,000,000 shares, consisting of:

        (a) 3,600,000 shares of Preferred Stock, par value $1.00 per share ("Preferred Stock"), of which no shares were outstanding as of March 31, 1997;

        (b) 400,000 shares of Series A Junior Participating Cumulative Preferred Stock, par value $1.00 per share (the "Junior Preferred Stock"), of which no shares were outstanding as of March 31, 1997; and

        (c) 80,000,000 shares of Common Stock, par value $.50 per share, of which 33,336,462 shares (as well as the same number of Rights ("Rights") to purchase shares of Series A Junior Preferred Stock pursuant to the Rights Agreement, dated August 7, 1995 (the "Rights Agreement"), between Protective Life and AmSouth Bank, as Rights Agent) were outstanding as of September 30, 1997.

    In general, the classes of authorized capital stock are afforded preferences with respect to dividends and liquidation rights in the order listed above. The Board of Directors of Protective Life is empowered, without approval of the stockholders, to cause the Preferred Stock to be issued in one or more series, with the numbers of shares of each series and the rights, preferences and limitations of each series to be determined by it. The specific matters that may be determined by the Board of Directors include the dividend rights, conversion rights, redemption rights and liquidation preferences, if any, of any wholly unissued series of Preferred Stock (or of the entire class of Preferred Stock if none of such shares have been issued), the number of shares constituting any such series and the terms and conditions of the issue thereof. The descriptions set forth below do not purport to be complete and are qualified in their entirety by reference to the (i) Restated Certificate of Incorporation of Protective Life, as amended (the "Restated Certificate of Incorporation"), (ii) the By-laws of Protective Life and (iii) the Rights Agreement, copies of each of which are filed as exhibits to the Registration Statement of which this Prospectus forms a part.

    No holders of any class of Protective Life's capital stock are entitled to preemptive rights.

                 DESCRIPTION OF COMMON STOCK OF PROTECTIVE LIFE

GENERAL

    Subject to the rights of the holders of any shares of Preferred Stock which may at the time be outstanding, holders of Common Stock are entitled to such dividends as the Board of Directors may declare out of funds legally available therefor. The holders of Common Stock will possess exclusive voting rights in Protective Life, except to the extent the Board of Directors specifies voting power with respect to any Preferred Stock issued. Except as hereinafter described, holders of Common Stock are entitled to one vote for each share of Common Stock, but will not have any right to cumulate votes in the election of directors. In the event of liquidation, dissolution or winding up of Protective Life, the holders of Common Stock are entitled to receive, after payment of all of Protective Life's debts and liabilities and of all sums to which holders of any Preferred Stock may be entitled, the distribution of any remaining assets of Protective Life. Holders of Common Stock will not be entitled to preemptive rights with respect to any shares which may be issued. Any shares of Common Stock sold hereunder will be fully paid and nonassessable. AmSouth Bank is the registrar and transfer agent for the Common Stock. The Common Stock is listed on the New York Stock Exchange under the symbol "PL."

CERTAIN PROVISIONS

    The provisions of Protective Life's Restated Certificate of Incorporation that are summarized below may be deemed to have an anti-takeover effect and may delay, defer or prevent a tender offer or takeover attempt that a stockholder might consider to be in such stockholder's best interests, including those attempts that might result in a premium over the market price for the shares held by stockholders.

    ISSUANCE OF PREFERRED STOCK. Pursuant to the Restated Certificate of Incorporation, the Board of Directors by resolution may establish one or more series of Preferred Stock having such number of shares, designation, relative voting rights, dividend rights, dividend rates, liquidation and other rights, preferences and limitations as may be fixed by the Board of Directors without any further stockholder approval. Such rights, preferences, privileges and limitations as may be established could have the effect of impeding or discouraging the acquisition of control of Protective Life.

    BUSINESS COMBINATIONS. Protective Life's Restated Certificate of Incorporation contains a "fair price" provision which generally requires that certain "Business Combinations" (as defined herein) with a "Related Person" (generally the beneficial owner of at least 20 percent of Protective Life's voting stock) be approved by the holders of at least 80 percent of Protective Life's voting stock and the holders of at least 67 percent of the voting stock held by stockholders other than such Related Person, unless (a) at least a majority of the "Continuing Directors" of Protective Life (i) has expressly approved in advance the acquisition of Protective Life's voting stock that caused the Related Person involved in the Business Combination to become a Related Person or (ii) has approved the Business Combination, or (b) the Business Combination is either a "Reorganization" or a Business Combination in which Protective Life is the surviving corporation and, in either event, the cash or fair market value of the property, securities or other consideration to be received per share as a result of the Business Combination by holders of the Common Stock of Protective Life other than the Related Person is not less than the highest per share price (with appropriate adjustments for recapitalizations and for stock splits, stock dividends and like distributions) paid by such Related Person in acquiring any holdings of Protective Life's Common Stock either in or subsequent to the transaction or series of transactions by reason of which the Related Person became a Related Person. Protective Life's Restated Certificate of Incorporation defines "Business Combination" as (i) any Reorganization of Protective Life or a subsidiary of Protective Life with or into a Related Person, (ii) any sale, lease, exchange, transfer or other disposition, including without limitation a pledge, mortgage or any other security device, of all or any "Substantial Part" (as defined herein) of the assets either of Protective Life or of a subsidiary of Protective Life, or both, to a Related Person, (iii) any Reorganization of a Related Person with or into Protective Life or a subsidiary of Protective Life, (iv) any sale, lease, exchange, transfer or other disposition of all or any Substantial Part of the assets of a Related Person to Protective Life or a subsidiary of Protective Life, (v) the issuance of any securities of Protective Life or any subsidiary of Protective Life to a Related Person except if such issuance were a stock split, stock dividend or other distribution PRO RATA to all holders of the same class of voting stock, (vi) any reclassification of Protective Life's securities (including any reverse stock split) or any other recapitalization that would have the effect of increasing the voting power of a Related Person, and (vii) any agreement, contract, plan or other arrangement providing for any of the transactions described in the definition of Business Transaction. "Continuing Director" is defined to mean a director who was a member of the Board of Directors of Protective Life immediately prior to the time such Related Person became a Related Person. "Substantial Part" is defined as more than 20 percent of the fair market value of the total assets of the corporation in question, as determined in good faith by a majority of the Continuing Directors as of the end of its most recent fiscal year ending prior to the time the determination is being made. "Reorganization" is defined to mean a merger, consolidation, plan of exchange, sale of all or substantially all of the assets (including, as pertains to a subsidiary of Protective Life, bulk reinsurance or cession of substantially all of its policies and contracts) or other form of corporate reorganization pursuant to which shares of voting stock, or other securities of the subject corporation, are to be converted or exchanged into cash or other property, securities or other consideration. Under the Restated Certificate of Incorporation, the amendment of, repeal of or adoption of any provision inconsistent with provisions of the Restated Certificate of Incorporation relating to Business Combinations with a Related Person requires the affirmative vote of the holders of at least 80 percent of Protective Life's voting stock and the holders of at least 67 percent of Protective Life's voting stock held by holders other than such Related Person.

SHARE PURCHASE RIGHTS PLAN

    On August 7, 1995, the Board of Directors of Protective Life declared a dividend distribution of one Right for each outstanding share of Common Stock. The distribution was payable on August 18, 1995 to the shareholders of record on that date. Each Right entitles the registered holder to purchase from Protective Life one one-hundredth of a share of Junior Preferred Stock at a price of $110 per one one-hundredth of a share of Junior Preferred Stock (the "Purchase Price"), subject to adjustment.

    Until the earlier to occur of (i) ten days following the time of a public announcement or notice to Protective Life that a person or group of affiliated or associated persons (an "Acquiring Person") acquired, or obtained the right to acquire, beneficial ownership of 15% or more of the outstanding Common Stock of Protective Life (the "Stock Acquisition Time") or (ii) ten days following the commencement or announcement of an intention to make a tender offer or exchange offer which, if successful, would cause the bidder to own 15% or more of the outstanding Common Stock (the earlier of such dates being called the "Distribution Date"), the Rights will be evidenced, with respect to any of the Common Stock certificates outstanding as of August 18, 1995, by such Common Stock certificate with a copy of a "Summary of Rights" attached thereto. The Rights Agreement provides that, until the Distribution Date, the Rights will be transferred with and only with the Common Stock. Until the Distribution Date (or earlier redemption or expiration of the Rights), new Common Stock certificates issued after August 18, 1995, upon transfer or new issuance of the Common Stock, will contain a notation incorporating the Rights Agreement by reference. Until the Distribution Date (or earlier redemption or expiration of the Rights), the surrender for transfer of any of the Common Stock certificates outstanding as of August 18, 1995, even without a copy of a "Summary of Rights" attached thereto, will also constitute the transfer of the Rights associated with the Common Shares represented by such certificate. As soon as practicable following the Distribution Date, separate certificates evidencing the Rights ("Right Certificates") will be mailed to holders of record of the Common Stock as of the close of business on the Distribution Date and such separate Right Certificates alone will evidence the Rights.

    The Rights are not exercisable until the Distribution Date. The Rights will expire on August 18, 2005, unless earlier redeemed by Protective Life as described below or extended.

    The Purchase Price payable, and the number of shares of Junior Preferred Stock or other securities or property issuable upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Junior Preferred Stock, (ii) upon the fixing of a record date for the issuance to holders of Junior Preferred Stock of certain rights, options or warrants to subscribe for or purchase Junior Preferred Stock or convertible securities at less than the current market price of Junior Preferred Stock or (iii) upon the fixing of a record date for the making of a distribution to holders of Junior Preferred Stock of evidences of indebtedness or assets (excluding regular periodic cash dividends not exceeding 125% of the last regular periodic cash dividend or dividends payable in Junior Preferred Stock) or of subscription rights or warrants (other than those referred to above). The number of Rights and number of shares of Junior Preferred Stock issuable upon the exercise of each Right are also subject to adjustment in the event of a stock split, combination or stock dividend on the Common Stock prior to the Distribution Date.

    With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments require an adjustment of at least 1% in such Purchase Price. No fractional shares of Common Stock will be issued and, in lieu thereof, an adjustment in cash will be made based on the market value of the Common Stock on the last trading date prior to the date of exercise.

    In the event that after the Stock Acquisition Time, Protective Life is acquired in a merger or other business combination transaction or 50% or more of its assets, cash flow or earning power are sold or otherwise transferred, the Rights Agreement provides that proper provision shall be made so that each holder of a Right (other than the Acquiring Person) upon the exercise thereof at the then-current exercise price of the Right, shall thereafter be entitled to receive that number of shares of common stock of the acquiring company which at the time of such transaction would have a market value of two times the exercise price of the Right. In the event that Protective Life were the surviving corporation in a merger and its Common Stock was changed or exchanged, proper provision shall be made so that each holder of a Right (other than the Acquiring Person) will thereafter have the right to receive upon exercise, that number of shares of the Common Stock having a market value of two times the exercise price of the Right.

    In the event that a person or group becomes an Acquiring Person (otherwise than pursuant to a tender offer or exchange offer for all outstanding shares of Common Stock at a price and on terms which are determined to be fair and in the best interests of Protective Life and its stockholders by a majority of the members of the Board of Directors of Protective Life who are not Acquiring Persons or representatives or nominees of or affiliated or associated with an Acquiring Person), proper provision shall be made so that each holder of a Right, other than Rights that were beneficially owned by the Acquiring Person, which will thereafter be void, will thereafter have the right to receive upon exercise that number of shares of Common Stock having a market value (as defined in the Rights Agreement) of two times the exercise price of the Right. A person or group will not be deemed to be an Acquiring Person if the Board of Directors of Protective Life determines that such person or group became an Acquiring Person inadvertently and such person or group promptly divests itself of a sufficient number of shares of Common Stock so that such person or group is no longer an Acquiring Person.

    At any time prior to the earlier of (i) the Stock Acquisition Time and (ii) August 18, 2005, Protective Life, by resolution of its Board of Directors, may redeem the Rights in whole, but not in part, at a price of $.01 per Right (the "Redemption Price"). Immediately upon the action of the Board of Directors electing to redeem the Rights (or at such time subsequent to such action as the Board of Directors may determine), the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

    At any time after a person becomes an Acquiring Person and prior to the acquisition by such person of 50% or more of the outstanding Common Stock of Protective Life, the Board of Directors of Protective Life may exchange the Rights (other than Rights beneficially owned by such person which have become void), in whole or in part, for Common Stock of Protective Life at an exchange ratio of one share of Common Stock per Right (subject to adjustment). Protective Life may at its option substitute shares of Junior Preferred Stock (or other series of substantially similar preferred stock of Protective Life) for some or all of the shares of Common Stock exchangeable for Rights, at an exchange ratio of one one-hundredth of a share of Junior Preferred Stock (or such other series of preferred stock) for each share of Common Stock to be exchanged.

    Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of Protective Life, other than rights resulting from such holder's ownership of shares of Common Stock, including, without limitation, the right to vote or to receive dividends. Stockholders may, depending upon the circumstances, recognize taxable income in the event that the Rights become exercisable for Common Stock (or other consideration) of Protective Life or for common stock of the acquiring company as set forth above.

    The Rights and the Rights Agreement can be amended by the Board of Directors of Protective Life in any respect (including, without limitation, any extension of the period in which the Right Certificates may be redeemed) at any time prior to the Stock Acquisition Time. From and after such time, without the approval of the stockholders of Protective Life or the holders of the Rights, the Board of Directors may only supplement or amend the Rights Agreement in order (i) to cure any ambiguity, (ii) to correct or supplement any provision contained in the Rights Agreement which may be defective or inconsistent with any other provision in the Rights Agreement, (iii) to shorten or lengthen any time period under the Rights Agreement or (iv) to make any changes or supplements which Protective Life may deem necessary or desirable which shall not adversely affect the interests of the holders of Right Certificates (other than an Acquiring Person or an affiliate or associate of any such person), provided that any such action by the

Board of Directors must have the concurrence of a majority of the Continuing Directors (as defined in the Rights Agreement) and provided that the Continuing Directors constitute a majority of directors then in office, and provided that the Rights Agreement may not be supplemented or amended to lengthen (A) a time period relating to when the Rights may be redeemed or to modify the ability (or inability) of Protective Life's Board of Directors to redeem the Rights, in either case at such time as the Rights are not then redeemable or (B) any other time period unless such lengthening is for a purpose of protecting, enhancing or clarifying the Rights of or the benefits to the holders of Rights (other than an Acquiring Person or an affiliate or associate of any such person).

    For purposes of the Rights Agreement, the term "Continuing Director" means any member of the Board of Directors of Protective Life who was a member of the Board prior to the Stock Acquisition Time, and any person who is subsequently elected to the Board if such person is recommended or approved by a majority of the Continuing Directors, but shall not include an Acquiring Person, or an affiliate or associate of an Acquiring Person, or any representative of the foregoing entities.

    The Rights have certain anti-takeover effects. The Rights will cause substantial dilution to a person or group that attempts to acquire Protective Life in a manner which causes the Rights to become exercisable unless the offer is conditioned on the Rights being redeemed. This potential dilution may have the effect of delaying, deferring or discouraging attempts to acquire control of Protective Life which are not approved by Protective Life's Board of Directors. However, the Rights should not interfere with any merger or other business combination approved by Protective Life's Board of Directors.

    The foregoing description of the Rights Agreement is qualified in its entirety by reference to the complete terms of the Rights as set forth in the Rights Agreement. The Rights Agreement is incorporated by reference as an exhibit to the Registration Statement of which this Prospectus is a part. A copy of the Rights Agreement can be obtained as described under "Available Information".

DESCRIPTION OF JUNIOR PREFERRED STOCK

    GENERAL. In connection with the Rights Agreement, 400,000 shares of Junior Preferred Stock have been reserved and authorized for issuance by the Board of Directors of Protective Life. No shares of Junior Preferred Stock are outstanding as of the date of this Prospectus. The following statements with respect to the Junior Preferred Stock do not purport to be complete and are subject to the detailed provisions of the Restated Certificate of Incorporation and the certificate of designation relating to the Junior Preferred Stock (the "Certificate of Designation"), which are filed as exhibits to the Registration Statement of which this Prospectus is a part.

    RANKING. The Junior Preferred Stock shall rank junior to all other series of Protective Life's Preferred Stock as to the payment of dividends and the distribution of assets, unless the terms of any such series shall provide otherwise.

    DIVIDENDS AND DISTRIBUTIONS. Subject to the prior and superior rights of the holders of any share of any series of Preferred Stock ranking prior to and superior to the shares of Junior Preferred Stock with respect to dividends, the holders of shares of Junior Preferred Stock, in preference to the holders of Common Stock and of any other junior stock which may be outstanding, shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for that purpose, quarterly dividends payable in cash on the first day of January, April, July and October in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date") commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Junior Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $2.50 per share ($10.00 per annum) or (b) (subject to adjustment upon certain dilutive events) 100 times the aggregate per share amount of all cash dividends, and 100 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions, other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock, since the immediately preceding Quarterly Dividend Payment Date, or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Junior Preferred Stock.

    Protective Life shall declare a dividend or distribution on the Junior Preferred Stock immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $2.50 per share ($10.00 per annum) on the Junior Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

    VOTING RIGHTS. The holders of shares of Junior Preferred Stock shall have the following voting rights: (a) subject to adjustment upon certain dilutive events, each share of Junior Preferred Stock shall entitle the holder thereof to 100 votes (and each one one-hundredth of a share of Junior Preferred Stock shall entitle the holder thereof to one vote) on all matters submitted to a vote of the stockholders of Protective Life; (b) except as otherwise provided by the Certificate of Designation, the Restated Certificate of Incorporation, any other certificate of designation creating a series of preferred stock or any similar stock or by law, the holders of shares of Junior Preferred Stock and the holders of shares of Common Stock shall vote together as one class on all matters submitted to a vote of stockholders of Protective Life; and (c) except as provided in the Certificate of Designation or by applicable law, holders of Junior Preferred Stock shall have no special voting rights and their consent shall not be required for authorizing or taking any corporate action.

    LIQUIDATION, DISSOLUTION OR WINDING UP. Upon any liquidation (voluntary or otherwise), dissolution or winding up of Protective Life, no distribution shall be made to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Junior Preferred Stock unless, prior thereto, the holders of shares of Junior Preferred Stock shall have received the higher of (i) $10 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, or (ii) an aggregate amount per share, subject to adjustment upon certain dilutive events, equal to 100 times the aggregate amount to be distributed per share to holders of Common Stock; nor shall any distribution be made to the holders of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding-up) with the Junior Preferred Stock, except distributions made ratably on the Junior Preferred Stock and all other such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding-up.

    CONSOLIDATION, MERGER, ETC. In case Protective Life shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, or otherwise changed, then in any such case, each share of Junior Preferred Stock shall at the same time be similarly exchanged or changed into an amount per share (subject to adjustment upon certain dilutive events) equal to 100 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged.

    CERTAIN RESTRICTIONS. Whenever quarterly dividends or other dividends or distributions payable on the Junior Preferred Stock are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Junior Preferred Stock outstanding shall have been paid in full, Protective Life shall not: (i) declare or pay dividends on, or make any other distributions on any shares or stock ranking junior (either as to dividends or upon liquidation, dissolution or winding-up) to the Junior Preferred Stock; (ii) declare or pay dividends, or make any other distributions, on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding-up) with the Junior Preferred Stock except dividends paid ratably on the Junior Preferred Stock, and all such parity stock on which the dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled; (iii) redeem or purchase or otherwise acquire for consideration shares of any stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding-up) with the Junior Preferred Stock, provided that Protective Life may at any time redeem, purchase or otherwise acquire shares of any such parity stock in exchange for shares of any stock of Protective Life ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Junior Preferred Stock; or (iv) purchase or otherwise acquire for consideration any shares of Junior Preferred Stock, or any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding-up) with the Junior Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series or classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes. Protective Life shall not permit any subsidiary of Protective Life to purchase or otherwise acquire for consideration any shares of stock of Protective Life unless Protective Life could, in accordance with the foregoing restrictions, purchase or otherwise acquire such shares at such time and in such manner.

    REDEMPTION.  The shares of Junior Preferred Stock are not redeemable.

CERTAIN LIMITATIONS ON DIVIDENDS AND OTHER PAYMENTS

    Under the terms of the Company's 9% Subordinated Debentures, due 2024 Series A and the Company's 8 1/4% Subordinated Debentures, due 2027 Series B (together, the "A & B Debentures"), under certain conditions, Protective Life has the right at any time to extend the interest payment period with respect to the A & B Debentures. During any such extended interest period, or at any time during which there is an uncured Default or Event of Default (as defined in the Subordinated Indenture, dated as of June 1, 1994, between Protective Life and AmSouth Bank (as successor by merger to AmSouth Bank of Alabama, successor by conversion of charter to AmSouth Bank, N.A.), as Trustee, as supplemented by (i) Supplemental Indenture No. 1, dated as of June 9, 1994, (ii) Supplemental Indenture No. 2, dated as of August 2, 1994, and (iii) Supplemental Indenture No. 3, dated as of April 29, 1997) under the A & B Debentures, Protective Life is prohibited from paying any dividends on, or redeeming, purchasing, acquiring or making a liquidation payment with respect to, any of its shares of capital stock or make any guarantee payments with respect to the foregoing, with certain limited exceptions.

                              PLAN OF DISTRIBUTION

    Protective Life may sell any of the Common Stock being offered hereby in any one or more of the following ways from time to time: (i) through agents; (ii) to or through underwriters; (iii) through dealers; and (iv) directly to purchasers.

    The distribution of the Common Stock being offered hereby may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

    Offers to purchase Common Stock may be solicited by agents designated by Protective Life from time to time. Any such agent involved in the offer or sale of the Common Stock in respect of which this Prospectus is delivered will be named, and any commissions payable by Protective Life to such agent will be set forth, in the applicable Prospectus Supplement. Unless otherwise indicated in such Prospectus Supplement, any such agent will be acting on a reasonable best efforts basis for the period of its appointment. Any such agent may be deemed to be an underwriter, as that term is defined in the Securities Act, of the Common Stock so offered and sold.

    If Common Stock is sold by means of an underwritten offering, Protective Life will execute an underwriting agreement with an underwriter or underwriters at the time an agreement for such sale is reached, and the names of the specific managing underwriter or underwriters, as well as any other underwriters, and the terms of the transaction, including commissions, discounts and any other compensation of the underwriters and dealers, if any, will be set forth in the Prospectus Supplement which will be used by the underwriters to make resales of the Common Stock in respect of which this Prospectus is delivered to the public. If underwriters are utilized in the sale of the Common Stock in respect of which this Prospectus is delivered, the Common Stock will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices determined by the underwriter at the time of sale. Common Stock may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by the managing underwriters. If any underwriter or underwriters are utilized in the sale of the Common Stock, unless otherwise indicated in the Prospectus Supplement, the underwriting agreement will provide that the obligations of the underwriters are subject to certain conditions precedent and that the underwriters with respect to a sale of Common Stock will be obligated to purchase all such Common Stock if any are purchased.

    If a dealer is utilized in the sale of the Common Stock in respect of which this Prospectus is delivered, Protective Life will sell such Common Stock to the dealer as principal. The dealer may then resell such Common Stock to the public at varying prices to be determined by such dealer at the time of resale. Any such dealer may be deemed to be an underwriter, as such term is defined in the Securities Act, of the Common Stock so offered and sold. The name of the dealer and the terms of the transaction will be set forth in the Prospectus Supplement relating thereto.

    Offers to purchase Common Stock may be solicited directly by Protective Life and the sale thereof may be made by Protective Life directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale thereof. The terms of any such sales will be described in the Prospectus Supplement relating thereto.

    Agents, underwriters and dealers may be entitled under relevant agreements with Protective Life to indemnification by Protective Life against certain liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which such agents, underwriters and dealers may be required to make in respect thereof.

    The Company's Common Stock is listed on the New York Stock Exchange. Any Common Stock sold pursuant to a Prospectus Supplement will be listed on such exchange, subject to official notice of issuance.

    Agents, underwriters and dealers may be customers of, engage in transactions with, or perform services for, Protective Life and its subsidiaries in the ordinary course of business.

    If so indicated in the applicable Prospectus Supplement, Protective Life may authorize agents, underwriters or dealers to solicit offers by certain institutions to purchase Common Stock from Protective Life at the public offering prices set forth in the applicable Prospectus Supplement pursuant to delayed delivery contracts ("Contracts") providing for payment and delivery on a specified date or dates. A commission indicated in the applicable Prospectus Supplement will be paid to underwriters, dealers and agents soliciting purchases of Common Stock pursuant to Contracts accepted by Protective Life.

                                 LEGAL MATTERS

    Unless otherwise indicated in the applicable Prospectus Supplement the validity of the Common Stock offered hereby will be passed upon for Protective Life by Debevoise & Plimpton.

                                    EXPERTS

    The consolidated balance sheets of Protective Life as of December 31, 1996 and 1995 and the related consolidated statements of income, stockholder's equity and cash flows for each of the three years in the period ended December 31, 1996 and the related financial statement schedules which are incorporated by reference or included in Protective Life's Annual Report on Form 10-K for the year ended December 31, 1996 and which have been incorporated by reference in this Prospectus, have been incorporated herein in reliance on the report of Coopers & Lybrand L.L.P., independent accountants, given on the authority of that firm as experts in accounting and auditing.

    With respect to the unaudited interim financial information for Protective Life and its subsidiaries for the six-month periods ended June 30, 1997 and 1996 incorporated by reference in this Prospectus, the independent accountants have reported that they have applied limited procedures in accordance with professional standards for a review of such information. However, their separate report included in the Registration Statement of which this Prospectus forms a part states that they did not audit and they do not express an opinion on such interim financial information. Accordingly, the degree of reliance on their report on such information should be restricted in light of the limited nature of the review procedures applied. The accountants are not subject to the liability provisions of Section 11 of the Securities Act of 1933 for their report on the unaudited interim financial information because that report is not a "report" or a "part" of the Registration Statement prepared or certified by the accountants within the meaning of Sections 7 and 11 of the Securities Act.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

    The following table sets forth those expenses to be incurred by Protective Life in connection with the issuance and distribution of the securities being registered. Except for the Securities and Exchange Commission filing fee, all amounts shown are estimates.

Securities and Exchange Commission filing fee....................  $  48,485
Blue Sky fees and expenses.......................................      5,000
Printing and engraving expenses..................................     75,000
Accountant's fees and expenses...................................      7,000
Legal fees and expenses..........................................     25,000
Miscellaneous expenses...........................................      4,515
                                                                   ---------
    Total........................................................  $ 165,000
                                                                   ---------
                                                                   ---------

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    Section 6.5 of Article VI of Protective Life's Restated Certificate of Incorporation provides that Protective Life shall indemnify to the fullest extent permitted by law any person who is made or is threatened to be made a party or is involved in any action, suit, or proceeding whether civil, criminal, administrative or investigative by reason of the fact that he is or was a director, officer, employee or agent of Protective Life or was serving at the request of Protective Life as an officer, director, employee or agent of another corporation, partnership, joint venture, trust or other enterprise including service with respect to employee benefit plans.

    Protective Life is empowered by Section 145 of the Delaware General Corporation Law, subject to the proceedings and limitations stated therein, to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of Protective Life) by reason of the fact that such person is or was an officer, employee, agent or director of Protective Life, or is or was serving at the request of Protective Life as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of Protective Life, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Protective Life may indemnify any such person against expenses (including attorneys' fees) in an action by or in the right of Protective Life under the same conditions, except that no indemnification is permitted without judicial approval if such person is adjudged to be liable to Protective Life. To the extent such person is successful on the merits or otherwise in the defense of any action referred to above, Protective Life must indemnify him against the expenses which he actually and reasonably incurred in connection therewith.

    Policies of insurance are maintained by Protective Life under which directors and officers of Protective Life are insured, within the limits and subject to the limitations of the policies, against certain expenses in connection with the defense of actions, suits or proceedings, and certain liabilities which might be imposed as a result of such actions, suits or proceedings, to which they are parties by reason of being or having been such directors or officers.

    As permitted by Section 102 (b)(7) of the Delaware General Corporation Law, Protective Life's Restated Certificate of Incorporation also provides that no director shall be personally liable to Protective Life or its stockholders for monetary damages for any breach of fiduciary duty by such director as a director, except (i) for breach of the director's duty of loyalty to Protective Life or its stockholders, (ii) for acts or omissions not in good faith which involve intentional misconduct or a knowing violation of law, (iii) under
Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit.

    Protective Life has entered into indemnity agreements with each of its directors which provide insurance protection in excess of the directors' and officers' liability insurance maintained by Protective Life and in force at the time up to $20 million and against certain liabilities excluded from such liability insurance. The agreements provide generally that, upon the happening of certain events constituting a change in control of Protective Life, Protective Life must obtain a $20 million letter of credit upon which the directors may draw for defense or settlement of any claim relating to performance of their duties as directors. Protective Life has similar agreements with certain of its executive officers under which Protective Life is required to provide up to $10 million in indemnification, although this obligation is not secured by a commitment to obtain a letter of credit.

ITEM 16. EXHIBITS.

  EXHIBIT
  NUMBER                                                    DESCRIPTION
-----------  ---------------------------------------------------------------------------------------------------------

         1   Form of underwriting agreement

      4(a)   1985 Restated Certificate of Incorporation of Protective Life (incorporated by reference to Exhibit 3(a)
             to Protective Life's Form 10-K Annual Report for the year ended December 31, 1993).

      4(b)   Certificate of Amendment of 1985 Restated Certificate of Incorporation of Protective Life filed with the
             Secretary of State of Delaware on June 1, 1987 (incorporated by reference to Exhibit 3(a)(1) to
             Protective Life's Form 10-K Annual Report for the year ended December 31, 1993).

      4(c)   Certificate of Amendment of 1985 Restated Certificate of Incorporation of Protective Life filed with the
             Secretary of State of Delaware on May 5, 1994 (incorporated by reference to Exhibit 3(a)(5) to Protective
             Life's Form 10-Q Quarterly Report for the period ended March 31, 1994).

      4(d)   Certificate of Designation of Junior Participating Cumulative Preferred Stock of Protective Life filed with the Secretary of State of Delaware on August 9, 1995 (incorporated by reference to Exhibit A to
             Exhibit 1 to the Company's Form 8-A Report filed on August 7, 1995).

      4(e)   Certificate of Decrease of Shares Designated as Junior Participating Cumulative Preferred Stock of
             Protective Life filed with the Secretary of State of Delaware on August 8, 1995 (incorporated by reference to Exhibit 3(a)(4) to Protective Life's Form 10-K Annual Report for the year ended December 31,
             1995).

      4(f)   By-Laws of Protective Life, as amended (incorporated by reference to Exhibit 3(b) to Protective Life's
             Form 10-K Annual Report for the period ended December 31, 1996).

      4(g)   Rights Agreement, dated as of August 7, 1995 among Protective Life and AmSouth Bank, as Rights Agent
             (incorporated by reference to Exhibit 1 to the Company's Form 8-A filed August 7, 1995).

      4(h)   Rights Certificate (incorporated by reference to Exhibit 1 to the Company's Form 8-A filed August 7,
             1995).

         5   Opinion of Debevoise & Plimpton, counsel to Protective Life as to the validity of the Common Stock.**

  EXHIBIT
  NUMBER                                                    DESCRIPTION
-----------  ---------------------------------------------------------------------------------------------------------
     23(a)   Consent of Coopers & Lybrand L.L.P.**

     23(b)   Consent of Debevoise & Plimpton (included in Exhibit 5)

        24   Power of Attorney of Board of Directors and Officers.**

------------------------

* Indicates document to be filed as an exhibit to a subsequent report on Form 8-K or Form 10-Q and incorporated herein by reference

**  Indicates document filed herewith.

ITEM 17. UNDERTAKINGS.

    (a) RULE 415 OFFERING.

    The undersigned Registrants hereby undertake:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

           (i) To include any prospectus required by Section 10(a) (3) of the Securities Act of 1933;

           (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

        PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by Protective Life pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

        (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (b) FILINGS INCORPORATING SUBSEQUENT EXCHANGE ACT DOCUMENTS BY REFERENCE.

    The undersigned Registrants hereby undertake that, for purposes of determining any liability under the Securities Act of 1933, each filing of Protective Life's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

    (c) ACCELERATION OF EFFECTIVENESS.

    Insofar as indemnifications for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons, if any, of the Registrants pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a registrant of expenses incurred or paid by a director, officer or controlling person, if any, of such registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, such registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, Protective Life Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Birmingham, State of Alabama, on October 30, 1997.

                                PROTECTIVE LIFE CORPORATION
                                (Registrant)

                                By:  /s/ JOHN D. JOHNS
                                     -----------------------------------------
                                     Name: John D. Johns
                                     Title:  President, Chief Operating
                                             Officer and Director

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities with Protective Life Corporation and on the dates indicated:

          SIGNATURES                       TITLE                    DATE
------------------------------  ---------------------------  -------------------

                                Chairman of the Board,        October 30, 1997
   /s/ DRAYTON NABERS, JR.        Chief Executive Officer
------------------------------    and Director (Principal
     Drayton Nabers, Jr.          Executive Officer)

                                President, Chief Operating    October 30, 1997
      /s/ JOHN D. JOHNS           Officer and Director
------------------------------    (Principal Financial
        John D. Johns             Officer)

                                Vice President and            October 30, 1997
     /s/ JERRY W. DEFOOR          Controller and Chief
------------------------------    Accounting Officer
       Jerry W. DeFoor            (Principal Accounting
                                  Officer)

  /s/ WILLIAM J. RUSHTON III    Chairman Emeritus and         October 30, 1997
------------------------------    Director
    William J. Rushton III

      /s/ JOHN W. WOODS         Director                      October 30, 1997
------------------------------
        John W. Woods

 /s/ WILLIAM J. CABANISS, JR.   Director                      October 30, 1997
------------------------------
   William J. Cabaniss, Jr.

   /s/ JOHN J. MCMAHON, JR.     Director                      October 30, 1997
------------------------------
     John J. McMahon, Jr.

          SIGNATURES                       TITLE                    DATE
------------------------------  ---------------------------  -------------------

      /s/ A.W. DAHLBERG         Director                      October 30, 1997
------------------------------
        A.W. Dahlberg

    /s/ JOHN W. ROUSE, JR.      Director                      October 30, 1997
------------------------------
      John W. Rouse, Jr.

     /s/ ROBERT T. DAVID        Director                      October 30, 1997
------------------------------
       Robert T. David

                                Director
------------------------------
     Ronald L. Kuehn, Jr.

    /s/ HERBERT A. SKLENAR      Director                      October 30, 1997
------------------------------
      Herbert A. Sklenar

    /s/ JAMES S.M. FRENCH       Director                      October 30, 1997
------------------------------
      James S.M. French

   /s/ ROBERT A. YELLOWLEES     Director                      October 30, 1997
------------------------------
     Robert A. Yellowlees

      /s/ ELAINE L. CHAO        Director                      October 30, 1997
------------------------------
        Elaine L. Chao

     /s/ DONALD M. JONES        Director                      October 30, 1997
------------------------------
       Donald M. Jones

  *By: --------------------------------------
       Name: Deborah J. Long
       Title:  Attorney-in-Fact

                                 EXHIBIT INDEX

  EXHIBIT
  NUMBER                                                DESCRIPTION                                               PAGE
-----------  -------------------------------------------------------------------------------------------------  ---------
         1   Form of underwriting agreement*
      4(a)   1985 Restated Certificate of Incorporation of Protective Life (incorporated by reference to
             Exhibit 3(a) to Protective Life's Form 10-K Annual Report for the year ended December 31, 1993).
      4(b)   Certificate of Amendment of 1985 Restated Certificate of Incorporation of Protective Life filed with the Secretary of State of Delaware on June 1, 1987 (incorporated by reference to Exhibit
             3(a)(1) to Protective Life's Form 10-K Annual Report for the year ended December 31, 1993).
      4(c)   Certificate of Amendment of 1985 Restated Certificate of Incorporation of Protective Life filed with the Secretary of State of Delaware on May 5, 1994 (incorporated by reference to Exhibit
             3(a)(5) to Protective Life's Form 10-Q Quarterly Report for the period ended March 31, 1994).
      4(d)   Certificate of Designation of Junior Participating Cumulative Preferred Stock of Protective Life
             filed with the Secretary of State of Delaware on August 9, 1995 (incorporated by reference to
             Exhibit A to Exhibit 1 to the Company's Form 8-A Report filed on August 7, 1995).
      4(e)   Certificate of Decrease of Shares Designated as Junior Participating Cumulative Preferred Stock
             of Protective Life filed with the Secretary of State of Delaware on August 8, 1995 (incorporated by reference to Exhibit 3(a)(4) to Protective Life's Form 10-K Annual Report for the year ended
             December 31, 1995).
      4(f)   By-Laws of Protective Life, as amended (incorporated by reference to Exhibit 3(b) to Protective
             Life's Form 10-K Annual Report for the period ended December 31, 1996).
      4(g)   Rights Agreement, dated as of August 7, 1995 among Protective Life and AmSouth Bank, as Rights
             Agent (incorporated by reference to Exhibit 1 to the Company's Form 8-A filed August 7, 1995).
      4(h)   Rights Certificate (incorporated by reference to Exhibit 1 to the Company's Form 8-A filed August
             7, 1995).
         5   Opinion of Debevoise & Plimpton, counsel to Protective Life as to the validity of the Common
             Stock.**
     23(a)   Consent of Coopers & Lybrand L.L.P.**
     23(b)   Consent of Debevoise & Plimpton (included in Exhibits 5)
        24   Power of Attorney of Board of Directors and Officers.**

------------------------

* Indicates document to be filed as an exhibit to a subsequent report on Form 8-K or Form 10-Q and incorporated herein by reference

**  Indicates document filed herewith.